Exhibit 99.1

Contact:
Timothy Cunningham
eLoyalty Corporation
(847) 582 7015
ir@eloyalty.com

eLoyalty Reports Results for Third Quarter 2003
Company adds nine new customers, maintains strong total cash position at $48 million and outlines business outlook

Lake Forest, IL, November 6, 2003 — eLoyalty Corporation, a leading enterprise CRM services and solutions company (NASDAQ: ELOY), today posted third quarter financial results for the period ended September 27, 2003.

For the third quarter 2003, eLoyalty reported revenue of $13.5 million and a net loss of $5.5 million. The net loss available to common shareholders in the third quarter was $1.02 a share.

eLoyalty’s third quarter 2003 highlights included:

•	Increasing total customers to 60 in the third quarter from 54 in the second quarter, by the addition of nine new customers in sectors as diverse as pharmaceuticals, environmental services, financial services, health care, manufacturing and government,

•	Maintaining strong total cash balances of approximately $48 million, almost flat with June 2003,

•	Achieving a favorable DSO of 45 days, a 15 day improvement over the second quarter of 2003,

•	Adding a significant contract which will run over the next 12 months for a call center technology and process improvement project at a major transportation company,

•	Notification that we were selected for a significant multi-year Managed Services engagement for a large national financial services firm,

•	Reducing third quarter operating expenses in Cost of Services and SG&A by 5% and 8%, respectively, compared to the second quarter of 2003.

“During the third quarter, the company continued to build momentum in its Managed Services business and improve its operating expense profile,” stated Kelly D. Conway, President and CEO of eLoyalty. “The environment for consulting services remains challenging, yet we are very pleased by our recent significant wins, increase in new account activity and growth in our Managed Services business. We will continue to focus on expanding our account base, growing our Managed Services business, reducing our costs, and maintaining a strong balance sheet to manage through this difficult period.”

Adjusted Earnings Measure1

On a non-GAAP basis, for the third quarter 2003 eLoyalty realized an “Adjusted Earnings” measure loss of $3.0 million. The following table presents the calculation of the Adjusted Earnings measure for the three months and nine months of 2003 and 2002, including a reconciliation to GAAP results for those periods. See Footnote 1, below, for an explanation of the Adjusted Earnings measure presented in this press release.

Definition and Calculation of Adjusted Earnings Measure

	Three months ended		Nine months ended

(000's)	09/27/2003	09/28/2002	09/27/2003	09/28/2002

GAAP — Operating Loss	$(5,517)	$(5,037)	$(13,522)	$(8,795)
Add back (reduce) the effect of:
Noncash compensation	766	936	2,265	2,577
Severance and related costs	346	3,140	1,457	5,550
Depreciation and amortization expense	1,445	1,366	4,138	4,101

Adjusted Earnings Measure (Loss) Income	$(2,960)	$405	$(5,662)	$3,433

Current Business Outlook

The company is cautiously optimistic that a number of trends are emerging, and if they continue, could lead to an improvement in eLoyalty’s business results by mid 2004. The principal trends include:

•	An anticipated gradual increase in revenues from existing major accounts,

•	Significant growth in the company’s Managed Services pipeline,

•	Increased expressions of interest in several of the company’s new offers,

•	The ongoing positive impact from continued cost reduction activities.

In the fourth quarter, the company expects that the impact of these trends will be largely mitigated by the continued slowdown at one of its large accounts and by the seasonal impact on utilization due to the holidays. Given these factors, eLoyalty’s presently anticipated outlook for the fourth quarter of 2003 is as follows:

•	Revenues in the range of $12.0 million to $14.0 million,

[1] eLoyalty presents the above reconciliation of GAAP (generally accepted accounting principles) results to non-GAAP “Adjusted Earnings” results because management believes the Adjusted Earnings measure allows investors a better understanding of the results of eLoyalty’s operational activities by focusing on cash earnings performance, exclusive of the financial impact of decisions made with the intention of improving the company’s operating performance through expense reduction activities. Further, management believes that it is useful to analyze the company’s performance excluding the impact of severance and related costs, since the amount of these costs varies significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. However, adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments may be recorded in future periods. The Adjusted Earnings measure also reflects the company’s resources available to invest in the business, strengthen the balance sheet and fund any future cost reduction initiatives. Using only the non-GAAP earnings measure to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected above to understand and analyze the results of its business. The Adjusted Earnings measure should be considered in addition to, not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

•	Addition of 5 to 8 new clients,

•	Hiring of 5 to 10 new field personnel, principally to support the increase in Managed Services and Cisco CTI and IP Telephony activities,

•	Reduction of approximately 16 personnel to improve eLoyalty’s financial performance and position for 2004.

Conference Call Information
eLoyalty management will host a conference call at 8:30 a.m. eastern time on Friday, November 7, 2003. A webcast of the conference call will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at www.eloyalty.com/investor_relations/ where this press release, as well as other financial information that will be discussed on that call, is also available. It is recommended that participants using the Web access the site at least fifteen minutes before the webcast begins to download and install any necessary audio software. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning two hours after the call is completed until November 14, 2003 by dialing (888) 509-0081 or, for international callers, (416) 695-5275. There is no passcode for the replay.

About eLoyalty
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty’s broad range of enterprise Customer Relationship Management (CRM)-related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty’s methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; maintenance of the company’s reputation and financial strength to remain competitive; management of the risks associated with increasingly complex client projects and new services offerings, including risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, unanticipated cancellations or deferrals, collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; the company’s ability to execute its strategy of reducing costs, achieving benefits from cost reduction activities and maintaining a lower cost structure; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty’s operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty’s global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty’s intellectual property rights; the continued impact of the slowdown in the economy on eLoyalty’s financial results; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty’s recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under “Risk Factors” in the Registration Statement on Form S-3 filed on September 24, 2002.

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the		For the
	Three Months Ended		Nine Months Ended
	September		September

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)
Revenue	$13,458	$20,730	$47,593	$68,320
Operating Expenses:
Cost of services	11,342	14,130	36,631	45,313
Selling, general and administrative expenses	5,842	7,131	18,889	22,151
Severance and related costs	346	3,140	1,457	5,550
Depreciation and amortization expense	1,445	1,366	4,138	4,101

Total operating expenses	18,975	25,767	61,115	77,115

Operating loss	(5,517)	(5,037)	(13,522)	(8,795)
Other income, net	53	145	211	626

Loss before income taxes	(5,464)	(4,892)	(13,311)	(8,169)
Income tax provision (benefit)	—	(557)	85	(774)

Net loss	(5,464)	(4,335)	(13,396)	(7,395)
Dividends and accretion related to Series B preferred stock	(382)	(411)	(1,153)	(4,995)

Net loss available to common stockholders	$(5,846)	$(4,746)	$(14,549)	$(12,390)

Basic net loss per common share	$(1.02)	$(0.92)	$(2.58)	$(2.43)

Diluted net loss per common share	$(1.02)	$(0.92)	$(2.58)	$(2.43)

Shares used to calculate basic net loss per common share	5,759	5,158	5,633	5,107

Shares used to calculate diluted net loss per common share	5,759	5,158	5,633	5,107

Noncash compensation included in individual line items above:
Cost of services	$221	$279	$631	$636
Selling, general and administrative expenses	545	657	1,634	1,941

Total noncash compensation	$766	$936	$2,265	$2,577

eLoyalty Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 27,	December 28,
	2003	2002

	(Unaudited)
ASSETS:
Current Assets:
Cash and cash equivalents	$37,964	$48,879
Restricted cash	9,671	9,579
Receivables (net of allowances of $1,497 and $1,590, respectively)	6,675	10,443
Prepaid expenses	2,244	1,180
Refundable income taxes	7	300
Other current assets	296	467

Total current assets	56,857	70,848
Equipment and leasehold improvements, net	10,611	13,859
Goodwill and other intangible assets, net	2,423	2,135
Long-term receivables and other	1,042	961

Total assets	$70,933	$87,803

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$8,600	$8,600
Accounts payable	1,737	1,668
Accrued compensation and related costs	4,760	5,902
Other current liabilities	4,846	6,819

Total current liabilities	19,943	22,989

Long-term liabilities	1,297	2,358
Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,157,665 and 4,343,627 shares issued and outstanding with a liquidation preference of $21,575 and $22,915 at September 27, 2003 and December 28, 2002, respectively	21,204	22,153
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 6,994,944 and 6,752,398 shares issued and outstanding, respectively	70	67
Additional paid-in capital	149,924	150,761
Accumulated deficit	(110,290)	(96,894)
Unearned compensation	(7,147)	(9,480)
Accumulated other comprehensive loss	(4,068)	(4,151)

Total stockholders’ equity	28,489	40,303

Total liabilities and stockholders’ equity	$70,933	$87,803

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the
	Nine Months Ended
	September

	2003	2002

	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(13,396)	$(7,395)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization and noncash compensation	6,403	6,678
Provision for uncollectible amounts	—	(400)
Deferred income taxes	—	(530)
Changes in assets and liabilities:
Receivables	3,915	10,400
Refundable income taxes	293	6,223
Other current assets	(1,112)	485
Accounts payable	57	706
Accrued compensation and related costs	(1,518)	(1,918)
Other liabilities	(2,882)	(4,404)
Long-term receivables and other	17	289

Net cash (used in) provided by operating activities	(8,223)	10,134

Cash Flows from Investing Activities:
Capital expenditures and other	(1,174)	(1,921)

Net cash used in investing activities	(1,174)	(1,921)

Cash Flows from Financing Activities:
Proceeds from revolving credit agreement	25,800	—
Repayments on revolving credit agreement	(25,800)	—
Required deposit on revolving credit agreement	(92)	(1,116)
Payment of Series B dividends	(1,543)	(882)
Proceeds from stock compensation plans	—	89

Net cash used in financing activities	(1,635)	(1,909)

Effect of exchange rate changes on cash and cash equivalents	117	177

(Decrease) increase in cash and cash equivalents	(10,915)	6,481
Cash and cash equivalents, beginning of period	48,879	42,653

Cash and cash equivalents, end of period	$37,964	$49,134

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$(75)	$(154)
Cash refunded (paid) for income taxes, net	$208	$6,806